UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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EQT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following news release was issued by EQT Corporation on March 21, 2019.

NEWS RELEASE

EQT Corporation Issues Statement Regarding Director Nominations

No Shareholder Action Required at This Time

PITTSBURGH (March 21, 2019) — EQT Corporation (NYSE: EQT), today confirmed that Toby Z. Rice submitted to the Company a notice of nomination of nine director candidates to stand for election to the EQT Board of Directors at the Company’s 2019 Annual Meeting of Shareholders. Shareholders are not required to take any action at this time.

The Company issued the following statement:

The EQT Board of Directors and management team strive to maintain an open dialogue with investors and welcome constructive input that may advance our goal of enhancing shareholder value. For this reason, members of the EQT Board and management team have held meetings and discussions with Toby Rice and Derek Rice (“the Rices”) over the past few months. As EQT developed and finalized its 2019 operating plan, which was announced on January 22, 2019, the Board carefully considered the suggestions put forward by Toby and Derek Rice.

Over the last several months, EQT has successfully implemented a cultural and strategic shift to focus on development optimization and efficiencies. Following the Company’s transformation in 2018 into a premier pure-play upstream company with a world-class asset base, EQT is now reducing costs and generating substantial free cash flow. Under the continued leadership of the Board and management, EQT expects to generate approximately $300 to $400 million of adjusted free cash flow in 2019 and $2.9 billion of adjusted free cash flow over the next five years. EQT has already implemented cost saving actions that reduced annual cash costs by approximately $150 million. EQT is also committed to reducing capital costs by an additional 10% in 2020 and beyond, providing incremental upside to this plan. Through more efficient operations, EQT will continue to do more with less, including increasing lateral lengths across its drilling program and increasing production while using less capital.

EQT has begun a new chapter and made important enhancements throughout the organization, including through Board and leadership refreshment. In 2018, EQT appointed four new independent directors to the Board. The Board now comprises 12 directors, 10 of whom are independent and all of whom are actively engaged in overseeing the Company’s strategy and success. EQT’s directors have expertise in areas that are critical to the Company, including natural resource extraction, engineering, energy policy, government relations, accounting, mergers and acquisitions, and corporate governance.

The Company has also established a strong new management team, including a new CEO, CFO, general counsel and head of investor relations. Following a comprehensive search initiated in December, on March 7th, EQT announced the appointment of Gary Gould as executive vice president and chief operating officer, effective April 2019. Mr. Gould has more than three decades of relevant industry experience, including in unconventional oil and gas in the Marcellus, and a proven track record of driving operational efficiency to achieve superior results. Mr. Gould will work closely with the management team to further optimize operations and reduce costs. The refreshed leadership team is proceeding with a sense of urgency as it works to increase EQT’s free cash flow generation and further improve operational efficiency.

The EQT Board and management team will continue to take actions to enhance shareholder value and position EQT for growth and success.

The Corporate Governance Committee of EQT’s Board will review and consider Toby Rice’s director candidates and make a formal recommendation regarding director nominees in the Company’s definitive proxy statement and other materials to be filed with the U.S. Securities and Exchange Commission and mailed to all shareholders eligible to vote at the 2019 Annual Meeting of Shareholders.

As previously announced, the 2019 Annual Meeting of Shareholders will be held on Wednesday, July 10, and EQT will announce the Board’s recommended director nominees in the Notice of Annual Meeting, proxy statement and other materials, including a GOLD proxy card, to be filed with the U.S. Securities and Exchange Commission and mailed to all shareholders eligible to vote at the 2019 Annual Meeting of Shareholders.

Goldman Sachs & Co. LLC is serving as financial advisor to EQT and Wachtell, Lipton, Rosen & Katz is serving as legal counsel.

About EQT Corporation:

EQT Corporation is a natural gas production company with emphasis in the Appalachian Basin and operations throughout Pennsylvania, West Virginia and Ohio. With 130 years of experience and a long-standing history of good corporate citizenship, EQT is the largest producer of natural gas in the United States. As a leader in the use of advanced horizontal drilling technology, EQT is committed to minimizing the impact of drilling-related activities and reducing its overall environmental footprint. Through safe and responsible operations, EQT is helping to meet our nation’s demand for clean-burning energy, while continuing to provide a rewarding workplace and support for activities that enrich the communities where its employees live and work. Visit EQT Corporation at www.EQT.com; and to learn more about EQT’s sustainability efforts, please visit https://csr.eqt.com.

Cautionary Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth, and anticipated financial and operational performance of the Company and its subsidiaries. These statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2018, as updated by any subsequent Form 10-Qs, and those set forth in the other documents the Company files from time to time with the SEC.  Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Important Information

EQT Corporation (the “Company”) intends to file a proxy statement and associated GOLD proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”).  Details concerning the nominees of the Company’s Board of Directors for election at the 2019 Annual Meeting will be included in the proxy statement.  BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE

COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and shareholders can obtain a copy of the relevant documents filed by the Company with the SEC, including the definitive proxy statement, when it becomes available, free of charge by visiting the SEC’s website, www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement, when available, and other relevant filed documents by directing a request to Blake McLean, Senior Vice President, Investor Relations and Strategy at EQT, at BMcLean@eqt.com, by calling the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free, at 877-687-1866, or from the Company’s website at https://ir.eqt.com/sec-filings.

Participants in the Solicitation

The Company, its directors and certain of its executive officers will be deemed participants in the solicitation of proxies from shareholders in respect of the 2019 Annual Meeting.  Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Current Report on Form 8-K filed on March 7, 2019, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 14, 2019, the Company’s Current Reports on Form 8-K filed on November 13, 2018, October 25, 2018 (Accession No. 0001104659-18-063798), October 25, 2018 (Accession No. 0001104659-18-063732), September 4, 2018, and August 9, 2018 and the Company’s definitive proxy statement for the 2018 Annual Meeting of Shareholders, filed with the SEC on April 27, 2018.  To the extent holdings of such participants in the Company’s securities have changed since the amounts described in (or are not set forth in) the proxy statement for the 2018 Annual Meeting of Shareholders, such changes (or initial ownership information and subsequent changes) have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC, if and when they become available.

Contacts

EQT analyst inquiries please contact:

Blake McLean — Senior Vice President, Investor Relations and Strategy

412.395.3561

bmclean@eqt.com

Media inquiries please contact:

Linda Robertson — Media Relations & Brand Manager

412.553.7827

lrobertson@eqt.com

or

Dan Katcher / Andrew Siegel / Joseph Sala

Joele Frank, Wilkinson Brimmer Katcher

212.355.4449